SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       ECHELON INTERNATIONAL CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)


                                NOT APPLICABLE
      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which the transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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--------------------------------------------------------------------------------

                                     [LOGO]


                       ECHELON INTERNATIONAL CORPORATION
                        450 CARILLON PARKWAY, SUITE 200
                         ST. PETERSBURG, FLORIDA 33716


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999


To the Stockholders of
Echelon International Corporation:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Echelon International Corporation will be held on Tuesday, the 18th day of May, 1999, at 8:00 a.m., Local Time, at The Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, for the following purposes:

     1. To elect two Class III directors, each to serve for a three-year term;

   2. To ratify the appointment of KPMG LLP as the Company's independent certified public accountants for fiscal year 1999;

   3. To adopt the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan; and

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The close of business on March 16, 1999, has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. STOCKHOLDERS ARE REQUESTED TO PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ADDRESSED ENVELOPE. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.


                                        By Order of the Board of Directors,
[GRAPHIC OMITTED]

                                        /s/ SUSAN JOHHSON

                                        Susan Glatthorn Johnson
                                        Corporate Secretary
March 29, 1999

                               [LOGO]


                       ECHELON INTERNATIONAL CORPORATION
                        450 CARILLON PARKWAY, SUITE 200
                         ST. PETERSBURG, FLORIDA 33716


                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999


To the Stockholders of                                 March 29, 1999
Echelon International Corporation:

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Echelon International Corporation ("Echelon" or "Company") from the holders of the Company's Common Stock ("Common Stock") for use at the Annual Meeting of Stockholders ("Annual Meeting") and at any adjournment thereof. This meeting will be held at 8:00 a.m., Local Time, on Tuesday, May 18, 1999, at The Fairmont Hotel, 1717 North Akard Street, Dallas, Texas.

     YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO AVOID UNNECESSARY EXPENSE.

     The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting. Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Corporate Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Corporate Secretary at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders, and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     The approximate date on which this proxy is first given or mailed to stockholders is March 29, 1999.

     Shares of Common Stock are the only outstanding voting securities of the Company.

     The Board of Directors ("Board") in accordance with the Bylaws has fixed the close of business on March 16, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 6,681,254 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of EquiServe, Limited Partnership, the Company's transfer agent, whose representatives will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting. Because of limitations under Florida law, registered stockholders will not be permitted to vote by telephone, Internet or other electronic means.

                              SECURITY OWNERSHIP

     The following table sets forth, as of February 19, 1999, the number of shares of the Company's Common Stock beneficially owned by: i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock together with such person's address; ii) each of its directors and nominees to become a director;
iii) each "executive officer" named in the Summary Compensation Table; and iv) all directors and executive officers as a group.

                                     AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER               OF BENEFICIAL      PERCENT
OR NUMBER IN GROUP                     OWNERSHIP(1)       OF CLASS
---------------------------------   ------------------   ---------

DARRYL A. LECLAIR ...............         339,358(2)     5.0
 450 Carillon Parkway
 Suite 200
 St. Petersburg, FL 33716

W. MICHAEL DORAMUS ..............          59,480(3)      *
 500 N. Akard
  Suite 3000
  Dallas, TX 75201

JOSEPH H. RICHARDSON ............           3,075(4)      *
 One Progress Plaza
 Suite 2500
 St. Petersburg, FL 33701

THOMAS W. MAHR ..................           2,650(5)      *
 3 Stamford Landing
 Suite 250
 Stamford, CT 06902

JONATHAN BLUM ...................           2,250(6)      *
 One New York Plaza
 18th Floor
 New York, NY 10292

L. RAYMOND EASTIN ...............             790         *
 Two Parkway Center
 1800 Parkway Place
 Suite 1100
 Marietta, GA 30067

SUSAN GLATTHORN JOHNSON .........          17,473(7)      *
 450 Carillon Parkway
 Suite 200
 St. Petersburg, FL 33716

LARRY J. NEWSOME ................          53,779(8)      *
 450 Carillon Parkway
 Suite 200
 St. Petersburg, FL 33716

                                                       AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                 OF BENEFICIAL      PERCENT
OR NUMBER IN GROUP                                       OWNERSHIP(1)       OF CLASS
---------------------------------------------------   ------------------   ---------
JULIO A. MAGGI ....................................          11,300(9)       *
 450 Carillon Parkway
 Suite 200
 St. Petersburg, FL 33716

ALL DIRECTORS AND NAMED EXECUTIVE OFFICERS
 as a Group (9 persons) ...........................         490,155(10)     7.2

JEFFREY S. HALIS ..................................         679,800(11)    10.2
 500 Park Avenue
 Fifth Floor
 New York, NY 10022

FRANKLIN ADVISORY SERVICES, INC. ..................         500,000(12)     7.5
 One Parker Plaza
 16th Floor
 Fort Lee, NJ 07028

FIR TREE, INC. ....................................         468,592(13)     7.0
 535 Fifth Avenue
 31st Floor
 New York, NY 10017

INGALLS & SNYDER LLC ..............................         457,928(14)     6.9
 61 Broadway
 New York, NY 10006

KESTREL INVESTMENT MANAGEMENT CORPORATION .........         373,000(15)     5.6
 411 Borel Avenue
 Suite 403
 San Mateo, CA 94402

TWEEDY, BROWNE COMPANY LLC ........................         349,945(16)     5.2
 and TBK Partners, L.P.
 c/o John D. Spears
 52 Vanderbilt Avenue
 New York, NY 10017


----------------
 *   Less than 1% of the Company's outstanding Common Stock.
 (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held with sole voting and investment power.

 (2) Includes 194,011 shares subject to a risk of forfeiture which lapses as to one-fourth of the shares each January 31st, commencing on January 31, 1998 (of which, 97,006 remain subject to such risk of forfeiture); 41,767 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, depending on the achievement of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. LeClair's employment agreement; and 14,608 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, depending on the achievement of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. LeClair's employment agreement. Also includes 86,226 shares deemed to be beneficially owned by Mr. LeClair by virtue of certain stock options that are currently exercisable.

(3) Includes 13,425 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, depending on the achievement of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. Doramus' employment agreement; and 6,956 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, depending on the achievement of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. Doramus' employment agreement. Also includes 32,250 shares deemed to be beneficially owned by Mr. Doramus by virtue of certain stock options that are currently exercisable.

 (4) Includes 1,393 shares held by Mr. Richardson's wife. Also includes 1,000 shares deemed to be beneficially owned by Mr. Richardson individually by virtue of certain stock options that are currently exercisable.

 (5) 1,650 shares are held jointly by Mr. Mahr and his wife. Also includes 1,000 shares deemed to be beneficially owned by Mr. Mahr individually by virtue of certain stock options that are currently exercisable.

 (6) Includes 1,000 shares deemed to be beneficially owned by Mr. Blum by virtue of certain stock options that are currently exercisable.

 (7) Includes 12,934 shares subject to a risk of forfeiture which lapses as to one-fifth of the shares each January 31st, beginning January 31, 1998 (of which, 7,760 remain subject to such risk of forfeiture); 1,000 shares subject to a risk of forfeiture which lapses as to one-fifth of the shares each January 31st, beginning January 31, 2000; and 2,200 shares deemed to be beneficially owned by virtue of certain stock options that are currently exercisable.

 (8) Includes 32,335 shares subject to a risk of forfeiture which lapses as to one-fourth of the shares each January 31st, commencing on January 31, 1998 (of which 16,618 remain subject to such risk of forfeiture); 13,524 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1997 through 1999 fiscal years, as determined in accordance with Mr. Newsome's employment agreement; and 4,730 shares subject to a risk of forfeiture which lapses, and which number is subject to downward adjustment, upon satisfaction of certain performance goals for the Company's 1998 through 2000 fiscal years, as determined in accordance with Mr. Newsome's employment agreement. Also includes 1,250 shares deemed to be beneficially owned by Mr. Newsome by virtue of certain stock options that are currently exercisable.

 (9) Includes 7,500 shares subject to a risk of forfeiture which lapses as to one-fifth of the shares each January 5th, beginning January 5th, 1999 (of which 6,000 remain subject to such risk of forfeiture); and 3,800 shares deemed to be beneficially owned by virtue of certain stock options that are currently exercisable.

(10) Includes 342,790 shares of the Company's Common Stock granted to executive officers under the Echelon International Corporation Long-Term Incentive Plan ("LTIP") and subject to certain risks of forfeiture. Also includes 128,726 shares deemed to be beneficially owned by certain executive officers by virtue of stock options that are currently exercisable.

(11) This information is derived from a Form 13F dated November 11, 1998, filed by Jeffrey S. Halis for himself, Halo Capital Partners, L.P. and Michael Lowenstein. The Company believes that such persons possess the sole power to direct the disposition and voting of all shares shown.

(12) This information is derived from a Schedule 13G dated January 19, 1998, filed jointly by Franklin Advisory Services, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Resources, Inc. The Company believes that Franklin Advisory Services, Inc. possesses the sole power to direct the disposition and voting of all shares shown and that all such persons may be deemed to beneficially own such shares.

(13) This information is derived from a Form 13F filed February 16, 1999, by Fir Tree, Inc., which the Company believes possesses the sole power to direct the disposition and voting of all shares shown.

(14) This information is derived from a Schedule 13G filed February 9, 1999, by Ingalls & Snyder LLC, which the Company believes possesses the sole power to direct the disposition and voting of 13,900 of such shares and shared power to direct the disposition of the remaining 444,028 shares shown.

(15) This information is derived from a Schedule 13G dated February 17, 1999, filed jointly by Kestrel Investment Management Corporation, David J. Steirman and Abbott J. Keller. The Company believes that such persons possess the sole power to direct the disposition and voting of 309,700 of such shares and sole power to direct the disposition of the remaining 63,300 shares shown.

(16) This information is derived from a Schedule 13D dated February 17, 1999, filed jointly by Tweedy, Browne Company LLC ("TBC") and TBK Partners, L.P. ("TBK"). The Company believes that TBC has the sole power to direct the voting and shared power to direct the disposition of 299,035 of such shares and shared power to direct the disposition of an additional 22,410 of such shares, and that TBK has the sole power to direct the voting and disposition of 28,500 of such shares.

1.  ELECTION OF DIRECTORS.

     The Bylaws of the Company provide that the number of directors shall not be less than three nor more than nine. The exact number is fixed by the Board of Directors. The number of directors is currently set at six. The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of approximately equal size. The current terms of the three classes of directors expire in 1999 (Class III directors), 2000 (Class I directors) and 2001 (Class II directors). Directors are generally elected for three-year terms.

     Two directors are to be elected at the 1999 Annual Meeting to fill the two Class III director seats. The Board of Directors has nominated the following persons to stand for election at the 1999 Annual Meeting for the two open Class III director seats (terms expiring in 2002):

                               Darryl A. LeClair
                              W. Michael Doramus

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the election of Darryl A. LeClair and W. Michael Doramus as the Class III directors of the Company, to serve for the terms described above. See "Management - Directors and Executive Officers" for further information on such nominees. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the Class III directors.

     The proposed nominees for director are willing to serve. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person as the Board of Directors may select. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

     The Board of Directors recommends that you vote "FOR" the election of Darryl A. LeClair and W. Michael Doramus as the Class III directors of the Company.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The firm of KPMG LLP ("KPMG") has been the Company's independent certified public accountants since 1996. KPMG has been recommended by the Audit Committee and approved by the Board of Directors as the Company's independent certified public accountants for the year ending December 31, 1999. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions by stockholders. Ratification of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice.

     The Board of Directors recommends that you vote "FOR" ratification of the appointment of KPMG as independent certified public accountants for the period specified.

3. PROPOSAL TO APPROVE THE ECHELON INTERNATIONAL CORPORATION 1999 NON-EMPLOYEE DIRECTORS' STOCK PLAN.

     In 1996, we adopted the Echelon International Corporation Non-Employee Directors' Stock Plan (the "Original Plan"). A total of 13,989 of the 25,000 shares of our Common Stock authorized under the Original Plan have been issued or are covered by outstanding options under such plan. On March 10, 1999, our Board of Directors adopted, subject to stockholder approval, the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan (the "1999 Plan") covering 75,000 shares of our Common Stock. We believe that the 1999 Plan will continue to align the interests of our directors who are not employees of the Company or its subsidiaries with those of our stockholders and provide an incentive to such non-employee directors to remain in their capacities with us. Under the Original Plan, non-employee directors received their annual retainers in the form of our Common Stock, and an automatic grant of options to purchase 1,000 shares of our Common Stock upon each annual meeting of our stockholders. Under the 1999 Plan, if approved by the stockholders, such non-employee directors will receive their annual retainer (currently $10,000) paid quarterly in the form of our Common Stock and an automatic grant of options to purchase 5,000 shares of our Common Stock upon each annual meeting of our stockholders.

     We will not implement the 1999 Plan unless it is approved by the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy. This proposal summarizes the essential features of the 1999 Plan. You should read the 1999 Plan for a full statement of its legal terms and conditions. If you wish to obtain a copy of the 1999 Plan, please submit your request in writing to our Corporate Secretary at the address indicated on the first page of this proxy statement. Upon our receipt of your written request, we will mail to you, without charge, a copy of the 1999 Plan.

     The 1999 Plan, if approved by our stockholders, provides for the option or award of 75,000 shares of our Common Stock (subject to adjustment due to certain changes in our Common Stock, as described below). Shares remaining or forfeited under the Original Plan and shares subject to any options under the 1999 Plan that terminate without being exercised will be added to the shares available under the 1999 Plan. Upon the effectiveness of the 1999 Plan, we will not make any further awards under the Original Plan. Either authorized and unissued shares or treasury shares may be issued under the 1999 Plan.

     Under the 1999 Plan, each non-employee director would automatically receive his or her annual retainer in shares of our Common Stock which would be issued on March 31, June 30, September 30 and December 31 of each calendar quarter. The number of shares granted to a non-employee director at the end of each such calendar quarter will be determined using the following formula:

                     25% of the director's annual retainer
                                   DIVIDED BY
the fair market value of a share of our Common Stock on the first day of such quarter.

     Upon the adjournment of each annual meeting of our stockholders, each non-employee director who has been elected, re-elected or who is continuing as a member of the Board of Directors will receive options to purchase 5,000 shares of our Common Stock. The exercise price of such options will equal the fair market value of our Common Stock (generally the closing price of the Common Stock on The New York Stock Exchange) on the date of the annual meeting of stockholders. The fair market value of a share of our Common Stock on March 10, 1999, was $21.00. The exercise price of an option will be payable in full upon exercise of the option and may be paid in cash or by check or as otherwise permitted by the Board of Directors under the 1999 Plan.

     Options may be exercised to purchase Common Stock only to the extent that such exercise rights have vested. Generally, options will by 100% vested one year after the date of grant. No option may be exercised after five years from its date of grant.

     Generally, vested options held at the time a non-employee director ceases to be a member of the Board of Directors may be exercised for a period of five years from the date of grant; however, if a non-employee director is removed or resigns in connection with a breach of his or her fiduciary duty or an act of dishonesty with respect to the Company, then his or her unexercised options will be canceled and voided.

     Non-employee directors are not permitted to transfer or assign their options or rights to receive Common Stock under the 1999 Plan. However, following a non-employee director's death, the personal representative, legatee or distributee of his or her estate may exercise such deceased director's vested options prior to expiration of such options.

     The Board of Directors will administer the 1999 Plan. The Board of Directors is elected by our stockholders, and our Bylaws provide that we may have between three and nine directors. The Board of Directors is divided into three classes of approximately equal size with directors generally elected for three-year terms. Directors are subject to being removed by our stockholders only for cause. Each of our four (4) directors who are not also executive officers will be eligible to have their retainers paid in shares of Common Stock, and receive options, under the 1999 Plan. As of March 10, 1999, all of our directors and nominees for directors, who are not also executive officers, as a group, hold outstanding options under the Original Plan to purchase a total of 7,000 shares of our Common Stock.

     If approved by the stockholders, the 1999 Plan will terminate on May 18, 2009, unless terminated earlier by action of the Board of Directors.

     The number of shares of our Common Stock available under the 1999 Plan, and the number and type of shares, and the exercise price per share, under outstanding options, as applicable, will be proportionately and appropriately adjusted if we split our shares of Common Stock or issue a stock dividend or otherwise change the number of shares of Common Stock without receiving consideration, or, subject to any required action by the stockholders, if any change in the Common Stock occurs by reason of a recapitalization, reorganization, merger or similar capital change. Outstanding options will terminate if the Company liquidates or dissolves.

     The Board of Directors may, from time to time in accordance with applicable law, suspend or discontinue the 1999 Plan or revise or amend it in any way. However, the Board of Directors would be required to obtain approval of the stockholders to change the class of persons eligible to receive options under the 1999 Plan, change the total number of shares of Common Stock available for issuance or decrease the price at which options may be granted under the 1999 Plan or otherwise materially increase the benefits to non-employee directors under the 1999 Plan (except as described in the immediately preceding paragraph in connection with certain adjustments in the Common Stock), or remove the administration of the 1999 Plan from the Board of Directors.

     The following is a brief summary of the principal federal income tax consequences of the 1999 Plan to us and our non-employee directors who may participate in the plan, based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to us or such non-employee directors, such as those under state, local or foreign tax laws, or the effect of estate or gift taxes.

     /bullet/ Upon the issuance of shares of Common Stock to a non-employee director in payment of his or her annual retainer, the non-employee director will recognize taxable income at ordinary income rates in an amount equal to the fair market value of such shares of Common Stock on the date of such issuance. At that time, we will be entitled to a corresponding income tax deduction.

     /bullet/ Because we do not anticipate that any option granted under the 1999 Plan will have a readily ascertainable fair market value at the time of grant, a non-employee director receiving such an option should not recognize any taxable income or loss for federal income tax purposes at the time the option is granted. The exercise of an option, however, will result in immediate recognition of taxable income by its holder at ordinary income rates equal to the difference between the exercise price paid for the shares purchased under the option and the fair market value of such shares received at the time of exercise. At that time, we will receive a corresponding income tax deduction.

     /bullet/ Any appreciation or depreciation in the fair market value of shares of Common Stock following issuance to a non-employee director in payment of his or her retainer, or following purchase upon exercise of his or her option, under the 1999 Plan, will generally result in a capital gain or loss of such non-employee director at the time he or she disposes of such shares.

     The Board of Directors recommends that you vote "FOR" this proposal to approve the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan.

4. OTHER BUSINESS.

     It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

                                  MANAGEMENT

     The following table sets forth certain information regarding the Company's current executive officers named in the Summary Compensation Table, continuing directors and nominees for directors.


                                                                                         HAS SERVED
                                                                                         AS DIRECTOR
DIRECTORS AND EXECUTIVE OFFICERS      AGE                    POSITIONS                      SINCE
----------------------------------   -----   ----------------------------------------   ------------
Darryl A. LeClair ................    40     Chairman of the Board, President,                 1992
                                             Chief Executive Officer and Director
                                             (term expiring in 1999)
W. Michael Doramus ...............    48     Executive Vice President and Director             1996
                                             (term expiring in 1999)
Joseph H. Richardson .............    49     Director (term expiring in 2000)                  1992
Thomas W. Mahr ...................    41     Director (term expiring in 2001)                  1996
Jonathan Blum ....................    42     Director (term expiring in 2000)                  1997
L. Raymond Eastin ................    69     Director (term expiring in 2001)                  1998
Susan Glatthorn Johnson ..........    41     General Counsel, Senior Vice President
                                             and Corporate Secretary
Larry J. Newsome .................    50     Senior Vice President and Chief
                                             Financial Officer
Julio A. Maggi ...................    42     Vice President, Commercial Development

DIRECTORS AND EXECUTIVE OFFICERS

     DARRYL A. LECLAIR has served as Chief Executive Officer and President of Echelon since its formation in late 1996 in connection with the spin-off of the real estate, leasing and lending businesses of Florida Progress Corporation ("Florida Progress"). In October 1997, Mr. LeClair assumed the additional position of Chairman of the Board of Echelon. Prior to Echelon, Mr. LeClair had been employed by Florida Progress or its affiliates for more than 14 years, serving in a variety of executive positions, particularly those regarding real estate development, management and finance, and aircraft leasing and finance. While employed with Florida Progress, Mr. LeClair served in a variety of capacities, including Vice President of Mergers, Acquisitions and Divestitures of Florida Progress from 1991 through 1996, and as the President of Progress Credit Corporation ("PCC"), Talquin Development Company ("Talquin") and Progress Leasing Corporation ("Progress Leasing") from 1992 to the time such companies were combined with and into Echelon, which was formerly known as PLC Leasing Corporation ("PLC Leasing"). From 1988 to 1992 he was Vice President of Talquin, heading up operations, including the real estate group.

     W. MICHAEL DORAMUS has served on the Board of Echelon since 1996 and was elected to the position of Executive Vice President of Echelon in October 1997 in connection with the Company's acquisition of certain assets of Mission Development Company ("Mission"), a real estate development and consulting company wholly-owned by Mr. Doramus. Mr. Doramus brings more than two decades of experience in all phases of multi-family residential real estate development and operations, including project planning, acquisition, development, financing, management and disposition. Mr. Doramus founded Mission in Dallas, Texas, in January 1996 and served as its President until Echelon acquired substantially all of its assets in October 1997. He served as Executive Vice President and National Partner of JPI Development Partners, Inc., Dallas, Texas, from 1992 to 1995. Mr. Doramus served as President of Rosewood Management and Acquisition Group, Inc., from 1990 to 1992. Prior to 1990, he served as President of various companies including two Trammel Crow companies (Brentwood Properties and Trammell Crow Advisory Services, Inc.). Mr. Doramus is also President of Echelon Residential Incorporated, a wholly-owned subsidiary of Echelon which develops multi-family communities.

     JOSEPH H. RICHARDSON has been employed by Florida Progress or its affiliates for more than 20 years. He joined Florida Power Corporation ("Florida Power"), a subsidiary of Florida Progress, in 1976 as Assistant Counsel, was promoted to Corporate Counsel in 1977 and became Assistant General Counsel of Florida Progress in 1983. In 1986, he joined Talquin as Vice President and was promoted to President and Chief Executive Officer in 1990. While at Talquin, he also served as Group Vice President and Senior Vice President of the Development Group of Florida Progress. Mr. Richardson served as Chairman of the Board of PLC Leasing from 1992 to 1995. In 1993, Mr. Richardson became Senior Vice President, Legal and Administrative Services at Florida Power and in 1995 became Senior Vice President of Energy Distribution. In April 1996, he became a member of the Board of Directors of Florida Power and was promoted to President and Chief Operating Officer of Florida Power and continues to serve as a Group Vice President of the Utility Group of Florida Progress. Mr. Richardson was elected Chief Executive Officer of Florida Power in May 1997.

     THOMAS W. MAHR has more than 17 years of experience in the airline industry including aircraft leasing and finance. He has held positions in the treasury and financial planning functions for regional, national and major airlines and more recently has held executive positions with firms focusing solely on aviation investment banking. Since June 1996, Mr. Mahr has been a Managing Director of The Seabury Group LLC, a firm specializing in aviation investment banking located in Stamford, Connecticut. Mr. Mahr was a principal with Fieldstone Private Capital Group, an investment banking firm in New York, New York, from 1991 until joining The Seabury Group in 1996. From 1989 to 1991, he served as Vice President of Marketing for Chrysler Capital Corporation, Greenwich, Connecticut, responsible for all aviation investments.

     JONATHAN BLUM joined Prudential Securities, Inc. as a Managing Director in February 1998. In the preceding two years, Mr. Blum was a Director of the Mergers and Acquisitions Department of Salomon Smith Barney, Inc. Prior to 1996, he was a Managing Director specializing in Mergers and Acquisitions with Chemical Securities, Inc. ("Chemical") for seven years, providing valuations and financial and advisory services on divestitures and acquisitions. Prior to joining Chemical, Mr. Blum was Vice President of the Mergers and

Acquisitions Department of Citicorp. He has extensive investment banking experience in real estate, light and industrial manufacturing, distribution, building products, apparel and shipping industries.

     L. RAYMOND EASTIN has served since June 1997, as President and Chief Executive Officer of Blue Circle Materials, Inc., the concrete and masonry operations of Blue Circle America, Inc. in the United States and Canada. Mr. Eastin joined Blue Circle America, Inc. in 1988 and has had a wide array of responsibilities. Beginning as President of Blue Circle West, Inc., he rose to Executive Vice President and Chief Operating Officer of Blue Circle America, and soon after to President and CEO of Blue Circle Williams, Inc., now known as Blue Circle Materials, Inc. Mr. Eastin has operated cement terminals as well as concrete, concrete block, aggregates, and trucking operations. Prior to joining Blue Circle, Mr. Eastin was with Tarmac, USA and Medusa Aggregates and Construction Co.

     SUSAN GLATTHORN JOHNSON was elected to the position of Senior Vice President and General Counsel in 1998. Ms. Johnson has over 15 years of diverse experience including real estate finance, operations, strategic planning, marketing and branch administration with several banks. She joined Florida Progress in 1986 as a manager in Trust Administration which administers the Florida Progress qualified and non-qualified benefit plans. In 1990, as Director of Strategic Planning, she spearheaded the initiation of strategic planning at Florida Progress and its subsidiaries. In 1994, Ms. Johnson left Florida Progress to pursue her law degree and graduated Salutatorian in May 1997 from Stetson University College of Law. Ms. Johnson joined the Company full time as Vice President Legal Services & Administration and Corporate Secretary in June 1997.

     LARRY J. NEWSOME has served as Senior Vice President and Chief Financial Officer of Echelon since its formation in late 1996. Prior to Echelon's formation, Mr. Newsome was employed by Florida Progress or its affiliates for more than 25 years, serving in a variety of tax, financial and managerial positions. He served as Vice President of Tax Administration at Florida Progress from 1992 to 1996 and held the same position at Florida Power from 1994 to 1996. He was the Director of Tax Administration at Florida Progress from 1983 to 1992. Mr. Newsome also served on the Board of Directors of Progress Leasing from 1983 until 1993 and was Assistant Treasurer from 1984 until 1993. He also served on the Board of Directors of PLC Leasing and was Assistant Treasurer from 1985 until 1993.

     JULIO A. MAGGI joined the Company in January 1998 as Vice President of Commercial Development. For the previous 14 years, Mr. Maggi was with Lincoln Property Company ("Lincoln"), a full service real estate company dealing in all phases of commercial and multi-family real estate, headquartered in Dallas, Texas. From December 1995 until joining the Company, Mr. Maggi served as the Senior Vice President of Commercial Development for Lincoln's southeast operations based in Orlando, Florida. His development experience includes over five million square feet of office, hotel and retail. Mr. Maggi graduated cum laude with a bachelor's degree in building science and a master's degree in architecture, both from Rensselaer Polytechnic Institute. He is a State of Florida Class A general contractor and holds a Florida real estate license.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held eight meetings during 1998. Each incumbent director attended all meetings of the Board, except Mr. Richardson who attended seven.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. Each committee member attended all of their respective committee meetings during 1998.

     The members of the Audit Committee are Messrs. Mahr and Blum. The Audit Committee held three meetings in 1998. The Audit Committee's principal responsibilities are to recommend annually a firm of independent auditors to the Board of Directors, to review the annual audit of the Company's financial statements, to review the Company's internal audit activities and to meet with the independent auditors of the Company from time to time in order to review the Company's general policies and procedures with respect to audits and accounting and financial controls.

     The members of the Compensation Committee are Messrs. Mahr and Blum. The Compensation Committee held four meetings during 1998. The principal responsibilities of the Compensation Committee include the establishment of compensation policies for the executive officers and administration of any stock-based compensation plans, except the Non-Employee Directors' Stock Plan.

     The members of the Nominating Committee are Messrs. Doramus, Richardson and Eastin. The Nominating Committee did not meet formally in 1998, however, it did consult with Mr. LeClair prior to the appointment of Mr. Eastin to the Board. The principal responsibilities of the Nominating Committee include the consideration of recommendations for nominees for election to the Board of Directors submitted by stockholders. The Nominating Committee will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Company's Amended and Restated Articles of Incorporation. See "Stockholder Proposals For Presentation At The 2000 Annual Meeting" for further information.

COMPENSATION OF DIRECTORS

     Under the Echelon International Corporation Non-Employee Directors' Stock Plan, non-employee directors receive an annual retainer of $15,000 paid quarterly, in arrears, in the form of Company Common Stock and an automatic annual grant of options to purchase 1,000 shares of Company Common Stock. Options granted under the plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and are 100% exercisable one year from the date of grant. In addition, non-employee directors receive $1,000 for each Board meeting attended and $500 for each committee meeting attended. Non-employee directors who serve as chairman of a Board committee receive an additional $750 for each meeting chaired.

     No director who is an employee of the Company receives separate compensation for services rendered as a director.

                         COMPENSATION COMMITTEE REPORT

     The duties of the Compensation Committee ("Committee") include the review of compensation and performance of Echelon's executive officers and the administration of any stock-based compensation plans, except for the Echelon International Corporation Non-Employee Directors' Stock Plan. The Committee consists of Thomas W. Mahr and Jonathan Blum, neither of whom are employees of the Company.

GENERAL POLICIES

     The Company's executive compensation system is intended to attract, retain and motivate high quality executives. The system individually tailors market and performance based compensation packages that reward the achievement of specific goals and the enhancement of stockholder value. The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. In evaluating the performance of executive officers, the Committee's approach is to consult with the Chief Executive Officer ("CEO"), except when evaluating his performance. In evaluating the CEO, the Committee meets and deliberates independently without the CEO being present.

     For the Company's executive officers in 1998, compensation was paid in accordance with the terms of employment agreements and awards from the Executive Officer Performance-Based Compensation Awards Program, which was approved in September 1998 by the Committee and the Board of Directors. Compensation paid under the employment agreements is made up of three principal components: base salary, annual incentive cash compensation and long-term incentive awards through stock options, stock appreciation rights and/or restricted stock. The Committee's policies with respect to each of these elements are discussed below.

BASE SALARY

     The annual base salary of each executive officer is based upon the scope of his or her responsibility with the Company, as well as experience and performance criteria. In setting the level of base salary for executive officers, other than the CEO, the Committee's approach is to review the CEO's recommendations together with market information. For the CEO, the Committee independently reviews market information and assesses the CEO's performance.

     The base salaries of the executive officers were reviewed during 1998 and in some cases were found to be below market. In those cases, various compensation elements were used to bring the executive officers' total compensation to market.

INCENTIVE COMPENSATION

     Echelon executive officers participate in a Management Incentive Compensation Plan ("MICP"). The MICP sets threshold, target and maximum goals which correspond to annual incentive cash compensation which are based on a percentage of the executive's base salary. The MICP compensation is then paid upon the achievement of corresponding performance goals. The performance goals under the MICP are based on objective measures of individual and corporate performance.

     Under the MICP, annual corporate performance goals for executive officers are based on the Company's achievement of projected net income. The incentive compensation "target" levels for executive officers, other than the Chief Executive Officer, range from 15% to 40% of base salary.

     In addition, in 1998 the Committee and the Board approved the Executive Officer Performance-Based Compensation Awards Program to provide periodic incentive compensation to executive officers. The awards may be in the form of cash, stock, stock options or other forms of compensation. Except in the case of the CEO, the Committee and the Board review the CEO's recommendations together with market data, and corporate and individual performance to determine awards. For the CEO, the Committee and Board review market information, and corporate and individual performance in establishing an award.

LONG-TERM INCENTIVE COMPENSATION

     To facilitate stock ownership by executive officers and to align their interests with those of Echelon's stockholders, the Committee may award stock options, stock appreciation rights or shares of stock under the Echelon International Corporation Long-Term Incentive Plan ("LTIP") and stock options from the Echelon International Corporation 1996 Stock Option Plan ("SOP"). Generally, the Chief Executive Officer will recommend the number and type of awards to be granted (other than for the Chief Executive Officer) and will present this information along with appropriate supporting information to the Committee for its review and consideration.

     Some executive officers, under the terms of their employment agreements, are able to earn stock and/or stock options from the LTIP. Generally, certain executive officers will receive shares and/or options based on the achievement of cumulative three-year goals.

     In 1998, under the LTIP the Committee awarded 12,000 shares of stock to executive officers. In addition, the Committee awarded to executive officers 18,000 stock options from the LTIP and 28,000 stock options from the SOP.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1998

     As with the Company's other executive officers, the Chief Executive Officer's compensation for 1998 was paid in accordance with the terms of his employment agreement and the Executive Officer Performance-Based Compensation Award Program. Employment agreement compensation has three principal components: base salary, annual incentive cash compensation and long-term incentive compensation awards of stock (time vested restricted and performance-based) and stock options. Compensation was also awarded to the CEO under the Executive Officer Performance-Based Compensation Award Program based upon individual and Company performance, and market data.

     The CEO's base salary for 1998 was $280,000, the same as 1997. After a review of market data, the Committee concluded that the CEO's total compensation was significantly below market. As a result, on a recommendation from the Committee to the Board of Directors, the Board approved a 1999 base salary of $325,000. In addition, on a recommendation from the Committee to the Board of Directors, the Board approved an award under the Executive Officer Performance-Based Compensation Awards Program which, effective December 1998, forgave the CEO's debt to the Company, including tax-related consequences. The Committee found that this compensation was appropriate and consistent with the general compensation policies of Echelon, the scope of his responsibilities, the performance and experience of the CEO and was fair relative to market.

     The CEO received a cash bonus under the MICP based on the Company's achievement of predetermined threshold, target or maximum net income levels. The threshold, target or maximum levels are 25%, 50% and 75% of his base salary, respectively. The 1998 maximum net income level was achieved and thus the CEO received the maximum MICP payment.

     The CEO also received an LTIP award of performance-based restricted stock for the performance period of 1998 - 2000 ("Performance Period 98-00"), similar to the award for the 1997 - 1999 performance period ("Performance Period 97-99"). The awards establish a threshold, target and maximum cumulative net income level for which the CEO will earn the Common Stock equivalent of 37.5%, 75% and 112.5% of his base salary, respectively. The number of shares of Common Stock earned by the CEO upon satisfaction of the applicable performance goal is determined by dividing the applicable award amount by $21.5625 for the Performance Period 98-00. See Long-Term Incentive Plan Award Table.

     In approving the levels, amounts and terms of cash and other compensation, including the award made under the Executive Officer Performance-Based Compensation Awards Program that was paid to the Chief Executive Officer for 1998, the Committee considered information provided by independent compensation consultants including compensation surveys and market data on the level of equity ownership for similar executives with comparable positions and responsibilities in peer companies.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, Echelon's policy with respect to the deductibility limit of
Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation that exceeds $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated officers, is to preserve the deductibility of compensation paid when it is appropriate and is in the best interests of Echelon and its stockholders. Echelon reserves the authority to award non-deductible compensation in other circumstances as deemed appropriate. Also, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of Echelon in this area, that compensation intended by Echelon to satisfy the deductibility requirements under Section 162(m) does, in fact, do so.

                                        Thomas W. Mahr

                                        Jonathan Blum

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the S&P 500 Index and a Peer Group(1) constructed by the Company. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on December 18, 1996, the date of the spin-off from Florida Progress, and the reinvestment of any dividends paid by companies in the Peer Group.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]

                   DECEMBER 18, 1996   DECEMBER 31, 1996   DECEMBER 31, 1997   DECEMBER 31, 1998
  ECHELON                100          120.16              172.55              171.59
  PEER GROUP             100          103.41              140.56              107.41
  S&P 500                100          101.26              135.04              173.64

   Source: Standard & Poor's Compustat.

----------------
(1) The Peer Group comprises publicly traded companies which are engaged principally or in significant part in: (i) the development, ownership and management of commercial and multi-family residential real estate or (ii) collateralized financing of commercial real estate and leasing of aircraft and other assets, and which are viewed as being in competition with the company. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The members of the Peer Group are Insignia Financial Group, Inc., Colonial Properties Trust, FM Properties Inc., Catellus Development Corporation, Atlantic Gulf Communities Corporation, Major Realty Corporation (acquired by Pembroke Acquisitions 9/21/98; therefore, not included in the 1998 Peer Group return calculation), First Union Real Estate Equity & Investments, Resurgence Properties, Inc., Lexford Residential Trust, Forest City Enterprises, Inc., P.S. Group Holdings, Inc. and Airlease Limited.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and President of the Company, and the four other executive officers of Echelon as of the year ended December 31, 1998, who were the most highly compensated executive officers and whose total annual salary and bonus exceeded $100,000. Information set forth in the table reflects compensation earned by such individuals for services with Echelon and for periods prior to December 18, 1996, with Florida Progress or its respective subsidiaries.

                                                                           LONG-TERM COMPENSATION
                                                                ---------------------------------------------
                                              ANNUAL
                                         COMPENSATION(1)                   AWARDS                 PAYOUTS
                                   ---------------------------- ----------------------------- ---------------
                                                                   RESTRICTED
NAME AND PRINCIPAL                                                    STOCK                         LTIP           ALL OTHER
POSITION WITH ECHELON        YEAR   SALARY($)      BONUS($)      AWARD(S)($)(2)   OPTIONS(#)   PAYOUTS($)(3)   COMPENSATION($)(4)
--------------------------- ------ ----------- ---------------- ---------------- ------------ --------------- -------------------
Darryl A. LeClair           1998     280,516        210,000                --            --            --           522,141
 Chief Executive            1997     280,558        210,000                --            --            --               594
 Officer and President      1996     238,491        144,000         2,594,897       129,340        34,953            55,610

W. Michael Doramus(5)       1998     232,402        138,750                --            --        78,750               644
 Executive Vice President   1997      50,456         45,000                --       125,000            --               348

Larry J. Newsome            1998     170,516         89,250                --            --            --            88,051
 Senior Vice President      1997     170,557         89,250                --            --            --             1,009
 and Chief Financial        1996     143,977        115,300(6)        434,494         2,500        31,561            64,647
 Officer

Susan G. Johnson(7)         1998     141,960         74,813            22,500        18,000            --               377
 General Counsel, Senior    1997      90,048         27,344           250,596         1,000            --               238
 Vice President and
 Corporate Secretary

Julio A. Maggi(8)           1998     145,243         91,250           173,925        28,000            --               377
 Vice President,
 Commercial Development


----------------
(1) Other Annual Compensation, other than salary and bonuses, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.
(2) The aggregate restricted stock holdings and value of such holdings at December 31, 1998, for Mr. LeClair were 145,509 shares and $3,246,670 respectively; for Mr. Newsome were 24,251 shares and $541,100, respectively; for Ms. Johnson were 10,348 shares and $230,890, respectively; and for Mr. Maggi were 7,500 shares and $167,344, respectively. With respect to Messrs. LeClair and Newsome, the foregoing aggregate restricted stock holdings and value of such holdings do not include certain restricted shares they may be eligible to receive under the terms of their employment agreements upon the satisfaction of certain performance criteria. The shares of restricted stock granted to Messrs. LeClair and Newsome are subject to a substantial risk of forfeiture which lapses as to one-fourth of the shares each January 31st commencing on January 31, 1998. The shares of restricted stock granted to Ms. Johnson are subject to a substantial risk of forfeiture which lapses as to one-fifth of the shares each January 31st, commencing on January 31, 1998. The shares of restricted stock granted to Mr. Maggi are subject to a substantial risk of forfeiture which lapses as to one-fifth of the shares each January 5th, commencing on January 5, 1999. Dividends on all restricted shares issued to the executive officers are paid at the same rate as paid to all stockholders. The Company currently intends to retain all future earnings for the development of its business and does not anticipate paying any cash dividends for the foreseeable future.

(3) These amounts reflect payouts made by Florida Progress to Messrs. LeClair and Newsome under the Florida Progress Long-Term Incentive Plan and LTIP payouts in the form of 3,500 shares of Common Stock made by the Company to Mr. Doramus.
(4) For 1998 reflects imputed insurance premiums paid by the Company with respect to group term life insurance for the benefit of the executive officers. These amounts also include debt forgiveness amounts (including gross-up for applicable taxes) of $521,897 for Mr. LeClair and $86,985 for Mr. Newsome, which were awarded under the Executive Officer Performance-Based Compensation Awards Program. For 1997 reflects imputed insurance premiums paid by the Company with respect to group term life insurance for the benefit of the executive officers. For 1996 reflects Florida Progress matching contributions to its Savings Plan and/or its Executive Optional Deferred Compensation Plan and includes payouts under the Florida Progress Nondiscrimination Plan and/or Supplemental Employee Retirement Plan of $48,470 and $62,493, for Messrs. LeClair and Newsome, respectively.
(5) Mr. Doramus began his employment with the Company in October 1997 as Executive Vice President. Options awarded in 1997 included 1,000 options awarded in his capacity as a director prior to his employment with the Company.
(6) Includes a one-time special bonus paid in connection with the completion of the spin-off of Echelon from Florida Progress.
(7) Ms. Johnson began full-time employment with the Company in June 1997 as Vice President, Legal Services & Administration. From November 1996 until June 1997, Ms. Johnson was employed by the Company on a part-time basis.
(8) Mr. Maggi began his employment with the Company in January 1998 as Vice President, Commercial Development.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning stock options granted by the Company for the year ended December 31, 1998, for the executive officers shown in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            NUMBER OF                                                                  GRANT DATE
                              SHARES         % OF TOTAL                    MARKET PRICE                 VALUE(1)
                            UNDERLYING    OPTIONS GRANTED   EXERCISE OR     OF COMMON                --------------
                             OPTIONS      TO EMPLOYEES IN    BASE PRICE      STOCK ON     EXPIRATION   GRANT DATE
NAME                         GRANTED        FISCAL YEAR        ($/SH)     DATE OF GRANT      DATE     PRESENT VALUE
------------------------ --------------- ----------------- ------------- --------------- ----------- --------------
Darryl A. LeClair ......          --             --                --             --            --            --
W. Michael Doramus .....          --             --                --             --            --            --
Larry J. Newsome .......          --             --                --             --            --            --
Susan G. Johnson .......      18,000(2)          12          $ 21.563       $ 21.563      2/3/2008       $43,851
Julio A. Maggi .........      18,000(3)          12          $ 21.563       $ 21.563      2/3/2008       $43,851
                              10,000(4)           7          $ 23.188       $ 23.188      1/5/2008       $22,755

----------------
(1) The options were valued using a Black-Scholes based option pricing method using the following assumptions: volatility 30%; dividend rate 0%; expected lives of three years; and a risk free rate of return of 5.10%.
(2) On February 4, 1998, Ms. Johnson received 9,000 stock options under the SOP, which vest at 20% per year over a five-year period beginning February 4, 1999. In addition, 9,000 stock options were issued under the LTIP, which vest at the end of nine years with a provision to cliff vest in three years based on certain individual performance criteria.

(3) On February 4, 1998, Mr. Maggi received 9,000 stock options under the SOP, which vest at 20% per year over a five-year period beginning February 4, 1999. In addition, 9,000 stock options were issued under the LTIP, which vest at the end of nine years with a provision to cliff vest in three years based on certain individual performance criteria.
(4) On January 5, 1998, as set forth in his employment agreement, Mr. Maggi received 10,000 stock options under the LTIP, which vest at 20% per year over a five-year period beginning January 5, 1999.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning stock option values at December 31, 1998, for stock options granted by the Company to the individuals shown in the Summary Compensation Table.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                        VALUE OF UNEXERCISED
                                        NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                     OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
                                    ----------------------------   -----------------------------
Darryl A. LeClair ...............         43,113 / 86,227          $   2,695 / $5,389
W. Michael Doramus(2) ...........         32,250 / 93,750          $54,052 / $153,343
Susan Glatthorn Johnson .........          200 / 18,800            $     13 / $13,541
Larry J. Newsome ................           625 / 1,875            $        39 / $117
Julio A. Maggi ..................          -0- / 28,000            $      0 / $13,491

----------------
(1) This represents the excess of the fair market value of the Company's Common Stock of $22.3125 per share as of December 31, 1998, above the exercise price of the options.
(2) Includes options to purchase 1,000 shares granted to Mr. Doramus solely for services as a non-employee director prior to his becoming an executive officer of the Company on October 1, 1997.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information concerning awards under the LTIP during fiscal 1998 for the individuals shown in the Summary Compensation Table.

                                                                        ESTIMATED STOCK PAYOUT AT END OF PERIOD
                                                                     ----------------------------------------------
                                 NUMBER OF RESTRICTED    PERFORMANCE
NAME                            SHARES OR OTHER RIGHTS     PERIOD       THRESHOLD         TARGET         MAXIMUM
------------------------------ ------------------------ ------------ --------------- --------------- --------------
Darryl A. LeClair(1) .........      41,767 shares        1997-1999   13,922 shares   27,845 shares   41,767 shares
                                    14,608 shares        1998-2000    4,869 shares    9,739 shares   14,608 shares
W. Michael Doramus(1) ........      13,425 shares        1997-1999    4,475 shares    8,950 shares   13,425 shares
                                     6,956 shares        1998-2000    2,318 shares    4,637 shares    6,956 shares
Susan G. Johnson(2) ..........       1,000 shares            --            --              --              --
Larry J. Newsome(1) ..........      13,524 shares        1997-1999    4,508 shares    9,016 shares   13,524 shares
                                     4,730 shares        1998-2000    1,578 shares    3,153 shares    4,730 shares
Julio A. Maggi(3) ............       7,500 shares            --            --              --              --

----------------
(1) The Compensation Committee of the Board of Directors has approved threshold, target and maximum goals of Company cumulative net income for Messrs. LeClair, Doramus and Newsome and also individual performance goals for Mr. Doramus for the performance periods 1997-1999 and 1998-2000. The Committee has approved corresponding threshold, target and maximum awards that will be paid in shares of Common Stock for Messrs. LeClair, Doramus and Newsome and options for Mr. Doramus if such performance goals are achieved at the end of the performance period. The threshold, target and maximum stock awards are based on percentages of the individual's total base salary for the performance period as previously established under the terms of the employment agreement, while the option awards are predetermined amounts determined at the discretion of the Compensation Committee and the Board and defined in the individual's employment agreement. No payout will be made if less than threshold cumulative net income is achieved, and no payout will be made in excess of the maximum awards. The number of shares of Common Stock is determined by dividing the award amount by the closing price of the Company's Common Stock on January 2, 1998, as reported on the New York Stock Exchange for the 1997-1999 Performance Period and by the closing price of the Company's Common Stock on February 4, 1998, as reported on the New York Stock Exchange for the 1998-2000 Performance Period. Upon termination of Messrs. LeClair, Doramus and Newsome's employment "Without Cause" or upon a "Change in Control" (as such terms are defined in their respective employment agreements), each will be entitled to receive a cash payment equal to the then current value of the number of restricted shares that he would be entitled to assuming the target level of cumulative net income had been achieved for each cycle.

(2) Awarded in December 1998 under the Executive Officer Performance-Based Compensation Awards Program. The shares vest at 20% per year over a five-year period beginning, January 31, 2000.
(3) The shares were awarded under Mr. Maggi's employment agreement and vest at 20% per year for five years, beginning January 5, 1999.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers. The term of the agreement for Mr. LeClair is through December 31, 2001, and automatically renews each January 1st for a remaining term of three years; for Mr. Doramus and Mr. Maggi is through December 31, 2000, and automatically renews each January 1st for a one-year term; and for Mr. Newsome and Ms. Johnson is through December 31, 1999, and automatically renews each January 1st for a one-year term. Pursuant to their employment agreements, the annual base salaries of Messrs. LeClair, Doramus, Newsome and Maggi and Ms. Johnson will be at least $325,000, $250,000, $170,000, $150,000 and $170,000, respectively for 1999. Under their employment agreements, Messrs. LeClair, Doramus, Newsome and Maggi and Ms. Johnson are eligible for annual incentive cash bonuses under the Company's MICP which is based upon the annual results of the Company's operations and, in the case of Mr. Doramus and Mr. Maggi, a portion is based on satisfying individual performance goals. Messrs. LeClair and Newsome's employment agreements provide them with the opportunity under the LTIP to earn shares of Common Stock based upon the cumulative results of the Company's operations for the three-year periods ending December 31, 1999 and 2000. In addition, Mr. Doramus' employment agreement provides him with the opportunity under the LTIP to earn shares of Common Stock and stock options based on the cumulative results of the Company's operations and satisfaction of individual performance goals for the three-year periods ending December 31, 1999 and 2000. Mr. Maggi's employment agreement provides him with the opportunity under the LTIP to earn options to purchase Common Stock based upon the cumulative results of the Company's operations and satisfaction of individual performance goals for the three-year period ending December 31, 2000. Pursuant to their employment agreements, Messrs. LeClair, Newsome and Maggi and Ms. Johnson have been granted shares of Common Stock under the LTIP, which shares are subject to risks of forfeiture. No payment will be made under the LTIP if less than the threshold cumulative net income or the minimum individual goals are achieved and no payout will be made in excess of the maximum awards. In addition, Messrs. LeClair, Doramus, Newsome and Maggi and Ms. Johnson have been granted options to purchase additional shares of Common Stock under the LTIP, which options are subject to vesting schedules. See "Summary Compensation Table," "Option/SAR Grants Table" and "Long-Term Incentive Plan Award Table."

     The employment agreements provide that executive officers are entitled to certain severance benefits in the event that their employment is terminated by the Company "without good cause" or by such executive within one year following a "change in control" of the Company (both as defined in the employment agreements). In the event of termination "without good cause," the executive will receive for the remainder of the then effective employment term or the greater of 12 months (24 months for Mr. LeClair), his or her base salary and the greater of the target MICP bonus for the year of termination or the target MICP bonus for the year of termination multiplied by the number of years (and fractions thereof) in the unexpired term of the agreement.

     In the event of termination within one year after a "change in control," Messrs. LeClair and Doramus will receive a cash payment equal to the sum of three times their base salary and three times their maximum annual MICP bonus, and the target level cash value of the LTIP bonus for the outstanding three-year cycles; Messrs. Newsome and Maggi and Ms. Johnson will each receive a cash payment equal to the sum of two times their base salary and two times their maximum annual MICP bonus; Mr. Newsome will also receive a payment equal to the target level cash value of his LTIP bonus for the outstanding three-year cycles. In addition, depending on the year of termination, Mr. LeClair will receive a cash payment of between $500,000 and $2,000,000; Mr. Doramus will receive a cash payment of between $600,000 and $1,200,000; Ms. Johnson will receive a cash payment of between $400,000 and $800,000; and Mr. Maggi will receive a cash payment of between $150,000 and $500,000. In the event of Mr. LeClair's termination from the Company, Mr. Doramus also has a right (subject to certain restrictions) for a period of six months, to terminate his employment and upon such termination to receive for the remainder of the then effective employment term or the greater of 12 months, his base salary, the greater of the target MICP bonus for the year of termination or the target MICP bonus for the year of termination multiplied by the number of years (and fractions thereof) in the unexpired term of the agreement, and the cash value of his LTIP bonus for the outstanding three-year cycles. In addition, Mr. Doramus' target level stock options under the outstanding LTIP cycles will become immediately exercisable. For a termination without good cause or upon the occurrence of a change in control, all vesting, performance or similar requirements in respect of any award shall be deemed to have been fully satisfied and each executive will receive an additional cash payment in an amount necessary to pay any federal excise taxes. Each employment agreement is subject to termination in the event of disability, death or voluntary retirement by the individual or his or her termination for cause. Each employment agreement includes certain non-competition covenants applicable to certain activities following any termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee as of December 31, 1998, were Thomas W. Mahr and Jonathan Blum.

     Mr. Richardson, a director of Echelon following the formation of Echelon in late 1996, is an executive officer of both Florida Progress and Florida Power. During 1996, Florida Progress entered into various agreements with Echelon governing the relationships between Florida Progress and Echelon subsequent to the formation of Echelon and providing for the allocation of tax, employee benefits and certain other liabilities and obligations arising from periods prior to the spin-off of Echelon from Florida Progress, including the Distribution Agreement, Tax Sharing Agreement, Employee Benefits Allocation Agreement and Transition Services Agreement. Copies of such agreements have been filed as exhibits to the Registration Statement of Echelon in respect of the registration of Common Stock under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     In addition, Florida Progress and Florida Power have leases for commercial office space with Echelon. The leases are on terms which reflect market rates and conditions and have been entered into by the parties in the ordinary course of their respective businesses. The following table summarizes the leases as of December 31, 1998:

                                       RENTABLE SQUARE              APPROXIMATE
LOCATION                                 FEET LEASED               REMAINING TERM
-----------------------------------   -----------------   -------------------------------
FLORIDA PROGRESS
NationsBank Tower .................         74,981(1)                 8 years
FLORIDA POWER
Highpoint Center ..................          1,831                    8 years
Bayboro (land lease only) .........        104,152        Cancelable upon written notice
                                                                from Florida Power
Bayboro Station ...................         80,991                   9.5 years
Central Station ...................        133,279                  14.5 years

----------------
(1) The rentable square feet leased will be 95,428 as of April 1, 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Seabury Group LLC, of which Mr. Mahr is a Managing Director, was paid $49,000 in 1998 for debt refinancing and aircraft rental fair market value analysis services rendered to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the forms, reports and certificates furnished to the Company by the Company's directors and officers and the holders of more than 10% of the Company's Common Stock, all
Section 16(a) filing requirements were complied with by such persons in fiscal 1998.

                    STOCKHOLDER PROPOSALS FOR PRESENTATIONS
                          AT THE 2000 ANNUAL MEETING

     Pursuant to the general rules under the Exchange Act, proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by management of the Company at its executive offices on or before December 1, 1999.

     The Company's Articles of Incorporation and Bylaws, as amended to date, also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders' meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Corporate Secretary prior to the meeting at which the directors are to be elected. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the date of the meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which notice was given or such public disclosure was made.

     A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by the Florida Business Corporation Act, the Exchange Act or other law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     A stockholder's notice with respect to a director nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and
(ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Copies of the complete provisions of the Company's Articles of Incorporation and Bylaws governing these matters are available to any stockholder upon request without charge from the Corporate Secretary of the Company.

                                   By Order of the Board of Directors,

                                   /s/ SUSAN GLATTHORN JOHNSON

                                   Susan Glatthorn Johnson
                                   CORPORATE SECRETARY

March 29, 1999                                                        4600PS99

                                     PROXY

                       ECHELON INTERNATIONAL CORPORATION

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 1999

The undersigned, a stockholder of ECHELON INTERNATIONAL CORPORATION (the "Company"), does hereby appoint Darryl A. LeClair, Larry J. Newsome and Susan Glatthorn Johnson, and each of them acting individually, as the attorney and proxy of the undersigned, with power of substitution, for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at 8:00 a.m., Local Time, at The Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, on May 18, 1999, and any adjournment or adjournments thereof (the "Annual Meeting"), to represent the undersigned at the Annual Meeting, and there to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting, in any manner and with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's proxy statement dated March 29, 1999, relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxy to vote as specified on the reverse side.

The shares represented by this Proxy will be voted only if this Proxy is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, FOR
THE PROPOSAL TO ADOPT THE ECHELON INTERNATIONAL CORPORATION 1999 NON-EMPLOYEE DIRECTORS' STOCK PLAN AND IN THE DISCRETION OF THE PROXIES FOR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

1. Election of Directors. NOMINEES FOR CLASS III DIRECTORS:
   Darryl A. LeClair and W. Michael Doramus

                   FOR          WITHHELD
                  BOTH         FROM BOTH
                NOMINEES        NOMINEES                    MARK HERE
                   [ ]             [ ]                   IF YOU PLAN TO
                                                            ATTEND THE     [ ]
                                                             MEETING

[ ] _______________________________________________         MARK HERE
FOR, except vote withheld from nominee named above.        FOR ADDRESS
                                                            CHANGE AND     [ ]
                                                            NOTE BELOW

2. Proposal to ratify the appointment of             FOR     AGAINST     ABSTAIN
   KPMG LLP as the Company's independent             [ ]       [ ]         [ ]
   certified public accountants for fiscal
   year 1999.

3. Proposal to adopt the Echelon International       FOR     AGAINST     ABSTAIN
   Corporation 1999 Non-Employee  Directors'         [ ]       [ ]         [ ]
   Stock Plan.

4. Other Matters. Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of (1) the Company's 1998 Annual Report to Stockholders and (2) the Company's Notice of Annual Meeting and Proxy Statement dated March 29, 1999 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

Signature:_____________________________________________________  Date:__________

Signature:_____________________________________________________  Date:__________